Exhibit (d)(53)

                        INVESTMENT SUB-ADVISORY AGREEMENT

                    Scudder Templeton Foreign Value Portfolio

         AGREEMENT made this 15th day of November, 2004, between Deutsche Investment Management Americas Inc. (the "Adviser") and Templeton Investment Counsel, LLC (the "Sub-Adviser").

         WHEREAS, Scudder Variable Series II, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Management Agreement dated November 15, 2004 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the Scudder Templeton Foreign Value Portfolio (the "Portfolio"), which is a series of the Trust, and will provide certain management services with respect to the Portfolio; and

         WHEREAS, the Adviser, with the approval of the Trust's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, desires to retain the Sub-Adviser to provide investment advisory services in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Duties of the Sub-Adviser. Subject to supervision and oversight by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Portfolio entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

         (a) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's constituent documents and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time. Subject to the foregoing, the Sub-Adviser, as agent and attorney-in-fact with respect to the Portfolio, when it deems appropriate and without prior consultation with the Adviser or the Trust's Board of Trustees, may (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Sub-Adviser may select and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio.

         (b) The Sub-Adviser shall determine the Assets to be purchased or sold by the Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Trust's registration statement and the Portfolio's Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing portfolio transactions and selecting brokers or dealers, the
         Sub-Adviser will use its best efforts to seek on behalf of the Portfolio best execution. In evaluating best execution for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating best execution, and in selecting the broker-dealer to execute a particular transaction, subject to any instructions and directions of the Adviser or the Board of Trustees, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of
         1934). Provided the Sub-Adviser is acting in accordance with any such instructions and directions of the Adviser or the Board of Trustees, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Portfolio. In no instance, however, will the Portfolio's Assets be knowingly purchased from or sold to the Adviser, the Sub-Adviser, any other sub-adviser of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser, the Sub-Adviser or any other sub-adviser of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, or the Trust's principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act and approved by the Adviser and the Board of Trustees. The Adviser shall be responsible for furnishing the Sub-Adviser with a list that identifies other sub-advisers of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, the Trust's principal underwriter, or any affiliated person of the Trust, the Adviser, any other sub-adviser of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, or the Trust's principal underwriter. The Adviser shall also update the list as needed. The Adviser or its affiliates may, from time to time, engage other sub-advisers to advise series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a "Sub-Advised Fund"). The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Adviser or it affiliates with respect to transactions in securities or other assets concerning the Portfolio or another Sub-Advised Fund, except to the extent permitted by the certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

         On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

         The Sub-Adviser may buy securities for the Portfolio at the same time it is selling such securities for another client account and may sell securities for the Portfolio at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Sub-Adviser may effectuate cross transactions between the Portfolio and such other account if it deems this to be advantageous to both of the accounts involved.

         Notwithstanding the foregoing, the Sub-Adviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of the Portfolio and/or broker-dealers through or with which portfolio transactions on behalf of the Portfolio may not be effected. The Sub-Adviser shall refrain from purchasing such securities for the Portfolio or directing any portfolio transaction to any such broker-dealer on behalf of the Portfolio, unless and until the written approval of the Adviser or the Board of Trustees, as the case may be, is so obtained.

         (c) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5),
         (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

         The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Adviser and the Sub-Adviser acknowledge that records maintained by the Sub-Adviser on behalf of the Portfolio may be commingled with records belonging to the Sub-Adviser and the parties agree, therefore, that such records maintained on behalf of the Portfolio by the Sub-Adviser are the joint property of the Portfolio and the Sub-Adviser. The
         Sub-Adviser agrees that it will promptly provide to the Portfolio copies of any records that it maintains on behalf of the Portfolio upon the Portfolio's reasonable request. The Sub-Adviser agrees to permit the Adviser, the Trust's officers and its independent public accountants to inspect and audit such records pertaining to the Portfolio at reasonable times during regular business hours upon reasonable advance notice. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall provide copies of said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

         (d) The Sub-Adviser will also make its officers and employees reasonably available to meet with (via teleconference, video conference or in person) the officers of the Adviser and the Trust's officers and Trustees on due notice to review the investments and investment program of the Portfolio in the light of current and prospective economic and market conditions. In addition, the Sub-Adviser shall, on the Sub-Adviser's own initiative, and as reasonably requested by the Adviser, for itself and on behalf of the Trust, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose. From time to time as the Board of Trustees of the Trust or the Adviser may reasonably request, the Sub-Adviser will furnish to the Adviser and Trust's officers and to each of its Trustees, at the Sub-Adviser's expense, reports on portfolio transactions and reports on issuers of securities held by the Portfolio, all in such detail as the Trust or the Adviser may reasonably request. In addition, the Sub-Adviser shall provide advice and assistance to the Adviser as to the determination of the value of securities held or to be acquired by the Portfolio for valuation purposes in accordance with the process described in the Portfolio's Prospectus.

         (e) The Sub-Adviser shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Portfolio's Assets, including the name of the issuer, the description and amount or number of shares of the security purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required. The Sub-Adviser shall also provide the Adviser with such information upon request of the Adviser. Adviser shall instruct Custodian to provide Sub-Adviser with such information, including daily cash balances, as Sub-Adviser may reasonably request.

         (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust. The Sub-Adviser may also give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Portfolio. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Portfolio, any security which the Sub-

         Adviser,  or  its  shareholders,   directors,  officers,  employees  or
         affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

         In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, except as expressly provided for herein or otherwise expressly provided or authorized in writing by the Adviser, shall have no authority to act for or represent the Portfolio or the Trust in any way or otherwise be deemed to be an agent of the Portfolio, the Trust or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of the Portfolio, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Portfolio.

         (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

         (h) The Adviser, subject to concurrence and delegation by the Trust's Board of Trustees, may determine from time to time whether it or the Sub-Adviser will be responsible for voting proxies received with respect to securities held by the Portfolio. The Sub-Adviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Portfolio or the issuers thereof, including actions involving bankruptcy.

         (i) Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's officers or employees, but the Sub-Adviser has a duty to notify the Trust and the Adviser promptly of any proposed change in portfolio manager(s) responsible for the services described in this Section 1.

2. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall supervise and oversee the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, except as stated below, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's constituent documents, the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time. The Sub-Adviser shall not be responsible for compliance with the Trust's constituent documents, the Prospectus, or the instructions and directions of the Board of Trustees (each a "Document") unless and until such Document, and any supplement or amendment thereto, has been provided to the Sub-Adviser.

         Delivery of Documents. (a) The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

         (i) The Trust's Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time (herein called the "Trust Agreement");

         (ii) By-Laws of the Trust; and

         (iii) Prospectus of the Portfolio.

         (iv) Instructions and directions of the Board of Trustees related to the management of the Assets.

         (b) The Sub-Adviser has furnished the Adviser with copies properly certified or authenticated of each of the following documents:

         (i) The Sub-Adviser's most recent audited financial statements;

         (ii) An organizational chart showing public companies and registered broker-dealers affiliated with the Sub-Adviser;

         (iii) The Sub-Adviser's Form ADV; and

         (iv) The Sub-Adviser's Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act.

         (c) Each party will promptly provide the other party supplements and amendments of the foregoing documents throughout the term of this Agreement.

3.       Certain Representations and Warranties of the Sub-Adviser

         (a) The Sub-Adviser represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended, and has made all necessary notice filings and obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Sub-Adviser covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

         (b) The Sub-Adviser represents that it has read and understands the Prospectus and warrants that in investing the Portfolio's assets it will use all reasonable efforts to adhere to the Portfolio's investment objectives, policies and restrictions contained therein.

         (c) The Sub-Adviser represents that it will provide the Portfolio with any amendments to its Code of Ethics and any certifications required by Rule 17j-1 under the 1940 Act.

         (d) The Sub-Adviser represents that, as of the date of this Agreement (which representation shall be confirmed periodically thereafter), (1) neither it nor any of its "affiliated persons" (as defined in the 1940
         Act) are affiliated persons of: (i) the Adviser; (ii) any other sub-adviser to the Portfolio or the Trust or any affiliated person of that sub-adviser; (iii) any promoter, underwriter, officer, board member, member of an advisory board, or employee of the Portfolio or the Trust; or (iv) the Portfolio (other than by reason of serving as an investment adviser to the Portfolio); and (2) to the best knowledge of the Sub-Adviser, neither the Adviser nor any of its directors or officers directly or indirectly owns any material interest in the Sub-Adviser other than an interest through ownership of shares of a pooled investment vehicle that is not controlled by such person (or entity). The Sub-Adviser agrees to promptly notify the Adviser if it or any of its affiliated persons becomes an affiliated person of any of the persons set forth in (i) to (iii). The Adviser shall provide information to Sub-Adviser concerning the identities of such persons referred to in (1)(i) through (iii) and (2) above to assist Sub-Adviser in its analysis for purposes of this Section 4(d).

4. Compliance. (a) The Sub-Adviser agrees that it shall promptly notify the Adviser and the Trust: (i) in the event that the SEC or any other
         regulatory   authority  has  censured  its  activities,   functions  or
         operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that is likely to result in any of these actions, (ii) in the event that there is a change in the Sub-Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the Sub-Adviser's investing the Portfolio's assets, the Portfolio's investment portfolio has ceased to adhere to the Portfolio's investment objectives, policies or restrictions as stated in the Prospectus or is otherwise in violation of applicable law.

         (b) The Adviser agrees that it shall promptly notify the Sub-Adviser in the event that the SEC has censured the Adviser or the Trust; placed limitations upon any of their activities, functions or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions.

         (c) The Trust and the Adviser shall be given access to any and all records or other documents of the Sub-Adviser at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Portfolio, including without limitation records relating to trading for their own accounts by employees of the Sub-Adviser who are directly involved in managing the Portfolio. The Sub-Adviser agrees to promptly cooperate with the Trust and the Adviser and their representatives in connection with requests for such records or other documents.

5. Compensation to the Sub-Adviser. (a) For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily net assets of the Portfolio and will be paid to the Sub-Adviser monthly in arrears within 15 days after the end of the month for which payment is made. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

         (b) For purposes of this Section 6, the value of net assets of the Portfolio shall be computed as required by the 1940 Act and in accordance with any procedures approved by the Board of Trustees for the computation of the value of the net assets of the Portfolio in connection with the determination of net asset value of its shares.

6. Expenses. The Sub-Adviser shall bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses of the Portfolio to be borne by the Portfolio or the Trust) in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Trust's legal existence and shareholder relations. All other Portfolio operating expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser are borne by the Portfolio or the Trust.

7. Standard of Care and Liability of Sub-Adviser. The Sub-Adviser will not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Sub-Adviser, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm, or corporation shall have been selected with due care and in good faith; but nothing herein contained will be construed to protect the Sub-Adviser against any liability to the Adviser, the Portfolio or its shareholders by reason of: (a) the Sub-Adviser's causing the Assets in the Portfolio to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Portfolio's Prospectus or any written guidelines, policies or instruction provided in writing by the Trust's Board of Trustees or the Adviser, (b) the Sub-Adviser's causing the Assets in the Portfolio to fail to satisfy the requirements of Subchapter M and/or Section 817(h) of the Code, or
         (c) the Sub-Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement. Notwithstanding the above, nothing in this Agreement shall require the Sub-Adviser to be responsible or liable for compliance with applicable laws, rules, regulations or requirements with respect to any assets of the Portfolio that are not subject to Sub-Adviser's management and control.

8.       Disclosure Regarding the Sub-Adviser

         (a) The Sub-Adviser has reviewed the disclosure about the Sub-Adviser contained in the Trust's registration statement and represents and warrants that, with respect to such disclosure about the Sub-Adviser or information related, directly or indirectly, to the Sub-Adviser, such registration statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not misleading.

         (b) The Sub-Adviser agrees to notify the Adviser and the Trust promptly of: (i) any statement about the Sub-Adviser contained in the Trust's registration statement that becomes untrue in any material respect, (ii) any omission of a material fact about the Sub-Adviser in the Trust's registration statement which is required to be stated therein or necessary to make the statements contained therein not misleading, or (iii) any material reorganization or material change in the Sub-Adviser, including any change in its ownership or key employees, including portfolio managers.

9. Insurance. The Sub-Adviser shall maintain for the duration hereof, with an insurer acceptable to the Adviser, a blanket bond and professional liability or errors and omissions insurance in an amount or amounts sufficient to meet its obligations to its clients, including the Portfolio.

10. Duration and Termination. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Portfolio.

         This Agreement shall continue in effect until September 30, 2005, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on not less than 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement. As used in this
         Section 11, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

11. Use of Name; Confidentiality. (a) The Sub-Adviser shall not use the name of the Adviser, the Trust or the Portfolio in any advertisement, sales literature or other communication to the public except in accordance with such policies and procedures as shall be mutually agreed to in writing by the Sub-Adviser and the Adviser. Similarly, the Adviser agrees that it shall not use the name of the Sub-Adviser in any advertisement, sales literature or other communication to the public except in accordance with such polices and procedures as shall be mutually agreed to in writing by the Adviser and the Sub-Adviser.

         (b) Each party agrees that it shall hold in strict confidence all data and information obtained from another party hereto (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, unless such disclosure is required by the SEC, other regulatory body with applicable jurisdiction, or the Trust's auditors, or in the opinion of its counsel, applicable law, and then only with as much prior written notice to the other party as is practicable under the circumstances.

12. Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

13. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

14. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

         To the Adviser at:         Deutsche Investment Management Americas Inc.
                                    345 Park Avenue
                                    New York, NY 10017

         To the Sub-Adviser at:     Templeton Investment Counsel, LLC
                                    500 East Broward Blvd.
                                    Fort Lauderdale, FL  33394

                                    Attn:  Gary Motyl, President

15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         A copy of the Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Portfolio or the Trust.

         Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

DEUTSCHE INVESTMENT                                  TEMPLETON INVESTMENT COUNSEL, LLC
   MANAGEMENT AMERICAS INC.


By:  /s/A. Thomas Smith                              By: /s/Gary P. Motyl
     -----------------------------------------           ----------------------------------------------------


Name:  A. Thomas Smith                               Name: Gary P. Motyl, CFA
       ---------------------------------------             --------------------------------------------------


Title:  Secretary and Chief Legal Officer            Title: President
        --------------------------------------              -------------------------------------------------

                                   Schedule A
                                     to the
                             Sub-Advisory Agreement
                                     between
                  Deutsche Investment Management Americas Inc.
                                       and
                        Templeton Investment Counsel, LLC



Pursuant to Section 6, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:



Net Assets                                  Annualized Rate
----------                                  ---------------

On the first $50 million                    0.625%

On the next $150 million                    0.465%

On the next $300 million                    0.375%

On amounts over $500 million                0.35%

W:/PJC/AGREEMENTS/SUB-ADVISORY (TEMPLETON).091404